                                                                    Exhibit 3.19

                                    Delaware
                                 The First State

     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF "EVERCONNECT, INC." AS RECEIVED AND FILED IN THIS OFFICE.

     THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

     CERTIFICATE OF INCORPORATION, FILED THE EIGHTH DAY OF SEPTEMBER, A.D. 1997, AT 9 O'CLOCK A.M.

     CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM "ONE SOURCE
TELECOMMUNICATIONS, INC." TO "EVERCONNECT, INC.", FILED THE THIRD DAY OF AUGUST, A.D. 2000, AT 11:20 O'CLOCK A.M.

     CERTIFICATE OF AMENDMENT, FILED THE NINETEENTH DAY OF NOVEMBER, A.D. 2001, AT 9 O'CLOCK A.M.

     AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION.

(SEAL)


                                       /s/ Harriet Smith Windsor
                                       -----------------------------------------
                                       Harriet Smith Windsor, Secretary of State

                                       AUTHENTICATION: 3259522

                                       DATE: 07-28-04

                          CERTIFICATE OF INCORPORATION

                                       FOR

                       ONE SOURCE TELECOMMUNICATIONS, INC.

     THE UNDERSIGNED, in order to form a corporation for the purposes hereinafter stated under and pursuant of the provisions of the General Corporation Law of the State of Delaware, does hereby certify as follows:

                                    ARTICLE I

     The name of the corporation is ONE SOURCE TELECOMMUNICATIONS, INC.

                                   ARTICLE II

     The address of the registered office of the Corporation in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such registered office is CORPORATION SERVICE COMPANY.

                                   ARTICLE III

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware. The Corporation is to have a perpetual existence.

                                   ARTICLE IV

     The total number of shares of stock which the Corporation shall have authority to issue is 1000 shares of Common Stock, $1.00 par value per share.

                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 09/08/199_
                                                          971299232 - 2788644

                                    ARTICLE V

     The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

          A. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

          B. The Board of Directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the Bylaws of the Corporation.

          C. The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the Bylaws of the Corporation. Election of directors need not be by written ballot unless the Bylaws so provide.

          D. In addition to the powers and authority expressly conferred upon them herein or by statute, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the Delaware General Corporation Law, this Certificate of Incorporation, and any Bylaws adopted by the stockholders; provided, however, that no Bylaws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such Bylaws had not been adopted.

          E. No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Subsection (E) to Article V shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

                                   ARTICLE VI

     Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the Delaware General Corporation Law) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

                                   ARTICLE VII

     Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any Class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of
Section 291 of the Delaware General Corporation Law or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of the Delaware General Corporation Law, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to he summoned in such manner as the paid court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

                                  ARTICLE VIII

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute and this Certificate of Incorporation, and all right conferred upon stockholders herein are granted subject to this reservation.

                                   ARTICLE IX

     The amount of the authorized stock of the Corporation of any class or classes may be increased or decreased by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote.

                                    ARTICLE X

     Elections of directors need not be by ballot unless the By-Laws of the Corporation shall so provide.

                                   ARTICLE XI

          A. The incorporator of the Corporation is Sherry K. Nicholson, whose mailing address is 2323 Bryan Street, Suite 2200, Dallas, Texas 752.01.

          B. The names and mailing addresses of the persons who are to serve as directors of the Corporation until the first annual meeting of stockholders and until their successors are elected and qualified are as follows:

           Name                 Address
           ----                 -------
     Todd W. Follmer   3811 Turtle Creek Boulevard
                       Suite 1300
                       Dallas, Texas 75219

     IN WITNESS WHEREOF, I have hereunto set my hand this 8th day of September, 1997.


                                        /s/ Sherry K. Nicholson
                                        ----------------------------------------
                                        Sherry K. Nicholson
                                        Incorporator

In the Presence of:


/s/ J. Carol Smith
-------------------------------------
J. Carol Smith

     STATE OF DELAWARE
    SECRETARY OF STATE
 DIVISION OF CORPORATIONS
FILED 11:20 AM 08/03/2000
    001392306 - 2788644

                                State of Delaware
                           Certificate of Amendment of
                          Certificate of Incorporation

FIRST: By proclamation of the Directors of One Source Telecommunications, Inc. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for the consideration thereof. There solutions setting forth the proposed amendment is as follows:

Resolved, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "I" so that, as amended, said Article shall be read as follows: "The name of the corporation shall be EverConnect, Inc."

SECOND: That thereafter, pursuant to resolution of the Board of Directors, a special meeting of the stockholders of the said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of
Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.


                                        BY: /s/ Keith Kelson
                                            ------------------------------------
                                            CFO, Secretary, Treasurer

                                        NAME: Keith Kelson

                                                           STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 11/19/2001
                                                          010585943 - 2188644

                           CERTIFICATE OF AMENDMENT TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                                EVERCONNECT, INC.

     EVERCONNECT, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

     FIRST: The original Certificate of Incorporation of Everconnect, Inc. (formerly known as One Source Telecommunications, Inc.) (the "Corporation") was filed with the Secretary of State of Delaware on September 8, 1997.

     SECOND: A Certificate of Amendment of Certificate of Incorporation was filed with the Secretary of State of Delaware on August 3, 2000.

     THIRD: The Certificate of Incorporation of the Corporation is hereby amended by deleting Article VII in its entirety and the remaining Articles will be renumbered accordingly.

     FOURTH: The effective time of the amendment herein certified shall be the date of filing.

     FIFTH: This Certificate of Amendment to Certificate of Incorporation has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, this Certificate of Amendment to Certificate of Incorporation has been signed effective as of the 13th day of November, 2001.


                                        /s/ Keith Kelson.
                                        ----------------------------------------
                                            Keith Kelson, Vice President